Exhibit 10.1

Execution Version

SECONDMENT AGREEMENT

This SECONDMENT AGREEMENT (“Agreement”) is dated as of December 7, 2017 (the “Effective Date”) by and among EQT Corporation, a Pennsylvania corporation (“EQT”), EQT Gathering, LLC, a Delaware limited liability company (“EQT Gathering”), Equitrans, L.P., a Delaware limited partnership (“Equitrans”), EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of the Partnership (“General Partner”).  EQT, EQT Gathering, Equitrans, the Partnership and the General Partner may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Partnership, the General Partner and EQT, are parties to that certain Omnibus Agreement (as amended, the “Omnibus Agreement”) dated as of July 2, 2012, which provides for, among other things, the provision by EQT of certain corporate, general and administrative services to the Partnership and its subsidiaries (the “Partnership Group”);

WHEREAS, EQT Gathering and Equitrans previously entered into that certain Amended and Restated Operation and Management Services Agreement (the “Prior Agreement”) dated as of May 7, 2014, which provides for, among other things, the provision by EQT Gathering of certain operation and management services for and on behalf of Equitrans, and the secondment of employees of EQT Gathering, with respect to natural gas gathering and transmission pipelines, compressors, storage and other related facilities owned by the Partnership Group;

WHEREAS, certain members of the Partnership Group (each an “Owner”) own or lease natural gas pipelines, including natural gas gathering and transmission systems, compressors, storage and other related facilities, and water lines and related equipment and facilities; and

WHEREAS, the Parties desire to replace the Prior Agreement with this Agreement.

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
DESCRIPTION OF FACILITIES

1.1                               Facilities Description.  “Facilities” means all facilities, pipelines (including natural gas, natural gas liquid and water pipelines), machinery, measurement equipment and other equipment, accessions and improvements in respect of the foregoing, now or hereafter owned or leased by a member of the Partnership Group, unless EQT and the Partnership determine to exclude any such assets from being subject to this Agreement (such excluded assets being referred to herein as “Excluded Facilities”).

ARTICLE 2
SECONDMENT OF EMPLOYEES

2.1                               Seconded Employees.  Subject to the terms of this Agreement, EQT agrees to second, or cause to be seconded, respectively, those available employees of any of EQT and its affiliates (other than the General Partner, the Partnership and its subsidiaries) (the “EQT Group”) for the purpose of providing services (“Services”) with respect to the assets of any Owner from time to time (the “Seconded Employees”) to such Owner, and such Owner agrees to accept each assignment of any Seconded Employees to the Owner from EQT in accordance with the terms of this Agreement (a “Secondment”) for the purpose of performing the Services with respect to the Facilities.  The Seconded Employees will remain at all times the employees of the applicable EQT Group member, and, in addition, they will also be temporary co-employees of the applicable Owner during the Period of Secondment (as defined below) and shall, at all times during the Period of Secondment, work under the direction, supervision and control of the Owner related to the Facilities.  Seconded Employees shall have no authority or apparent authority to act on behalf of any EQT Group member during the Period of Secondment related to the Facilities.  The rights and obligations of the Parties under this Agreement that relate to individuals that were Seconded Employees but then later ceased to be Seconded Employees, which rights and obligations accrued during the Period of Secondment, will survive the removal of such individuals from the group of Seconded Employees to the extent necessary to enforce such rights and obligations.

2.2                               Duties and Authority of Seconded Employees.  Under the direction of the applicable Owner, the Seconded Employees shall, subject to the terms of this Agreement, perform duties for the operation, maintenance, repair, design, alteration and replacement of the Facilities and of the business processes associated with the Facilities.

ARTICLE 3
TERMS OF SECONDMENT

3.1                               Independent Contractor.  EQT is an independent contractor and, upon the reasonable request by an Owner and subject to the availability of employees to second, shall second, or cause to be seconded, the Seconded Employees as an independent contractor. Nothing hereunder shall be construed as creating any other relationship among the Parties, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise. Except to the extent provided in Section 2.1, none of the Parties or any of their employees shall be deemed to be an employee of another Party.

3.2                               Period of Secondment.  EQT will second, or cause to be seconded, the Seconded Employees to the applicable Owner starting on the Effective Date and continuing, during the period (and only during the period) that the Seconded Employees are performing Services for such Owner, until the earlier of:

(a)                                 the end of the term of this Agreement;

(b)                                 such end date for any Seconded Employees as may be mutually agreed by EQT and the applicable Owner (the “End Date”);

(c)                                  a withdrawal, departure, resignation or termination of such Seconded Employees under Section 3.3; or

(d)                                 a termination of Secondment of such Seconded Employees under Section 3.4.

The period of time that any Seconded Employee is provided by EQT to an Owner is referred to in this Agreement as the “Period of Secondment.”  At the end of the Period of Secondment for any Seconded Employee, such Seconded Employee will no longer be subject to the direction by such Owner of the Seconded Employee’s day-to-day activities.  The Parties acknowledge that certain of the Seconded Employees may also provide services to the EQT Group in connection with operations conducted by the EQT Group (“Shared Seconded Employees”) and the Parties intend that such Shared Seconded Employees shall only be seconded to the applicable Owner during those times that the Shared Seconded Employees are performing Services for such Owner hereunder.

3.3                               Withdrawal, Departure or Resignation.  If any Seconded Employee tenders his or her resignation to an applicable EQT Group member, or if the employment of any Seconded Employee is terminated by an applicable EQT Group member, EQT will promptly notify the applicable Owner.  During the Period of Secondment of any Seconded Employee, the applicable EQT Group member will not voluntarily withdraw or terminate such Seconded Employee except under Section 3.4 or with the consent of the applicable Owner, which consent shall not be unreasonably withheld, conditioned or delayed.

3.4                               Termination of Secondment.  Subject to any restrictions contained in any collective bargaining agreement to which an EQT Group member is a party, the applicable Owner will have the right to terminate the Secondment to such Owner of any Seconded Employee for any reason at any time.  EQT will not, without the applicable Owner’s express consent, agree to any future amendments to any collective bargaining agreement that would increase the type or degree of any limitations on the Owner’s ability to terminate the Secondment of any Seconded Employee. In addition, any member of the EQT Group shall have the right at any time and from time to time to terminate the Secondment of any Seconded Employee by providing a substitute Seconded Employee.  Upon the termination of any Seconded Employee’s Period of Secondment, EQT will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement.

3.5                               Supervision.  During the Period of Secondment, the applicable Owner shall:

(a)                                 be ultimately and fully responsible for the daily work assignments of the Seconded Employees (and with respect to Shared Seconded Employees, during those times that the Shared Seconded Employees are performing Services for the Owner hereunder), including supervision of their day-to-day work activities and performance consistent with the job functions associated with the Services;

(b)                                 have the right to set the hours of work and the holidays and vacation schedules (other than with respect to Shared Seconded Employees, as to which the Owner and EQT shall jointly determine) for Seconded Employees; and

(c)                                  have the right to determine training which will be received by the Seconded Employees.

The Partnership, for itself and on behalf of each Owner, agrees that with respect to any Seconded Employee who is otherwise represented by a union while working for the EQT Group, the Owner will be assigned the applicable EQT Group member’s rights and responsibilities of any applicable collective bargaining agreement for the Period of Secondment as to any such employee, subject to any changes agreed to between the applicable EQT Group member and any applicable union or as may be allowed by law.  The Owner is not, hereby, agreeing to recognize any union or assume any bargaining obligation.  Any and all recognition and bargaining obligations, to the extent that they exist, will remain with the applicable EQT Group member.

3.6                               Seconded Employees Qualifications; Approval.  EQT will provide such suitably qualified and experienced Seconded Employees as EQT is reasonably able to make available to the Partnership, and the applicable Owner will have the right to approve such Seconded Employees.   All Seconded Employees identified as of the Effective Date have been approved and accepted by the applicable Owner as suitable for performing job functions related to the Services.

3.7                               Workers Compensation.  At all times, the EQT Group will maintain workers’ compensation insurance (either through an insurance company or approved self-insurance arrangement) applicable to the Seconded Employees, and will include each Owner as an Alternate Employer under each applicable insurance policy.  The Parties agree that a Seconded Employee’s sole remedy for any workplace injury suffered during the Period of Secondment shall be under the workers’ compensation insurance (either through an insurance company or approved self-insurance arrangement) applicable to the Seconded Employees.

3.8                               Benefit Plans.  No Owner nor any member of the Partnership Group shall be a participating employer in any Benefit Plan (as defined below) during the Period of Secondment.  Subject to the applicable Owner’s reimbursement obligations hereunder, the EQT Group shall remain solely responsible for all obligations and liabilities arising under the express terms of the Benefit Plans, and the Seconded Employees will be covered under the Benefit Plans subject to and in accordance with their terms and conditions, as they may be amended from time to time. EQT and its ERISA Affiliates (as defined below) may amend or terminate any Benefit Plan in whole or in part at any time (subject to the applicable provisions of any collective bargaining agreement covering Seconded Employees, if any). During the Period of Secondment, no Owner nor any other member of the Partnership Group shall assume any Benefit Plan or have any obligations, liabilities or rights arising under the express terms of the Benefit Plans, in each case except for cost reimbursement pursuant to this Agreement.

For the purposes of this Section 3.8, “Benefit Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA, and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any Seconded Employee (or to any dependent or beneficiary thereof), including, without limitation, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other equity-based compensation plans, policies, programs, practices or arrangements, and any bonus or incentive compensation plan, deferred compensation, profit sharing, holiday, cafeteria, medical, disability or other employee benefit plan, program, policy, agreement or arrangement sponsored, maintained, or contributed to by the applicable EQT Group member or any entity that would be treated as a single employer with EQT or the EQT Group member under Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA (“ERISA Affiliates”), or under which EQT, the EQT Group member, or any ERISA Affiliate may have any obligation or liability, whether actual or contingent, in respect of or for the benefit of any Seconded Employee (but excluding workers’ compensation benefits (whether through insured or self-insured arrangements) and directors and officers liability insurance).

ARTICLE 4
REIMBURSEMENT AND BILLING PROCEDURES

4.1                               Reimbursement.  Except as provided below in Sections 4.3, 4.4 and 4.5, the applicable Owner shall reimburse EQT for the secondment of the Seconded Employees pursuant to this Agreement in the same manner that the Partnership reimburses EQT pursuant to the reimbursement for services provisions of the Omnibus Agreement (“Services/Secondment Reimbursement”).

4.2                               Billing Procedures.  EQT shall invoice the applicable Owner for the Seconded Employees in accordance with the billing procedures provisions of the Omnibus Agreement.

4.3                               Adjustments Based on Period of Secondment.  It is understood and agreed that the applicable Owner shall be liable for wages and other costs associated with a Seconded Employee (“Seconded Employee Expenses”) to the extent, and only to the extent, they are attributable to the Period of Secondment.   As such, if the Period of Secondment begins on other than the first day of a month or ends on other than the last day of a month, the Seconded Employee Expenses for such month shall be prorated based on the number of days during such month that the Period of Secondment was in effect.

4.4                               Adjustments for Shared Services. With respect to each Shared Seconded Employee, EQT will determine in good faith the percentage of such Shared Seconded Employee’s time spent providing Services to the applicable Owner (the “Allocation Percentage”). For each month during the Period of Secondment, the amount of the Services Reimbursement payable by the applicable Owner with respect to each Shared Seconded Employee shall be calculated by multiplying the Seconded Employee Expenses for such Shared Seconded Employee times the Allocation Percentage for such Shared Seconded Employee; provided, however, that certain Second Employee Expenses shall not be allocated based on the Allocation Percentage but rather shall be allocated as follows:

(a)                                 termination costs with respect to any Shared Seconded Employee shall be allocated between the applicable Owner and the EQT Group based upon the Allocation Percentage, provided that the Owner and EQT or the applicable EQT Group member agree in advance to terminate such Shared Seconded Employee; otherwise, a Party who terminates a Shared Seconded Employee without first consulting with the other Party or applicable affiliate (including an actual or alleged constructive termination) shall be solely responsible for all termination costs related to such termination, other than any termination costs arising solely out of the gross negligence or willful misconduct of the other Party or applicable affiliate;

(b)                                 travel expenses and other expenses incurred with respect to and/or reimbursable to a Shared Seconded Employee shall be paid by the Party for whom the Shared Seconded Employee was working at the time they were incurred, except that expenses related to activities that benefit both the applicable Owner and the EQT Group (e.g. some types of training) shall be shared by the affected Parties in accordance with the Allocation Percentage (or such other allocation as may be agreed between the affected Parties); and

(c)                                  any sales taxes imposed upon the provision of any taxable Services provided under this Agreement shall be reimbursable in full by the applicable Owner, provided that the Owner and EQT contemplate that the Services provided pursuant to this Agreement are not taxable services for sales and use tax purposes.

ARTICLE 5
TERMINATION

5.1                               Termination.  This Agreement will terminate automatically upon the termination of the Omnibus Agreement.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Article 6 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 6
INDEMNITY

6.1                               Indemnification Scope.  IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS AMONG THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.

6.2                               Indemnified Persons.  Wherever “EQT” appears as an Indemnitee in this Article, the term shall include that entity, its parents, subsidiaries, affiliates, partners, members, contractors and subcontractors at any tier, and the respective agents, officers, directors, employees, and representatives of the foregoing entities involved in actions or duties to act on behalf of the indemnified party (collectively, the “EQT Indemnitees”); provided, that the EQT Indemnitees shall not include the Owners, the General Partner or the Partnership. “Third parties” shall not include any EQT Indemnitees.

6.3                               Indemnification. THE OWNERS SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE EQT INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE

(EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THIS AGREEMENT.

6.4                               Damages Limitations.  Any and all damages recovered by a Party pursuant to this Article 6 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND EACH OF THE PARTIES NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

6.5                               Defense of Claims.  The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage, or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage, or cause of action against the indemnified Party and gives the indemnifying Party authority, information, and assistance at the reasonable expense of the indemnified Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage, or cause of action in which the indemnified Party or both Parties are defendants, provided however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage, or other cause of action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party.  Should an Owner and EQT both be named as defendants in any third-party claim or cause of action arising out of or relating to the Facilities or Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 7
NOTICES

A Party may give notices to the other Parties by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to Equitrans, the Partnership or the General Partner to:

c/o EQT Midstream Partners, LP
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: Andy Murphy
Fax: (412) 395-3166

with a copy to:
EQT Midstream Partners, LP
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

If to EQT to:

EQT Gathering, LLC
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

with a copy to:
EQT Corporation
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

ARTICLE 8
GENERAL

8.1                               Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.

8.2                               Governing Law.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.  Jurisdiction and venue shall be in the Court of Common Pleas of Allegheny County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania.

8.3                               Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

8.4                               Audit and Maintenance of Records; Reporting.  Notwithstanding the payment by the Owners of any charges, the Owners shall have the right to review and contest the charges. For a period of two years from the end of any calendar year, the Owners shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by the Seconded Employees to ensure EQT’s compliance with the terms of this Agreement.  If the information is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

8.5                               Entire Agreement; Amendments and Schedules.  This Agreement, together with the Omnibus Agreement, constitutes the entire agreement concerning the subject matter among the Parties and shall be amended or waived only by an instrument in writing executed by EQT and the Partnership. Any schedule, annex, or exhibit referenced in the text of this Agreement and attached hereto is by this reference made a part hereof for all purposes.  This Agreement shall be deemed to replace and terminate the Prior Agreement in its entirety.

8.6                               Counterpart Execution.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

8.7                               Third Parties.  This Agreement is not intended to confer upon any person not a Party, EQT Group member or an Owner any rights or remedies hereunder, and no person other than the Parties, EQT Group members and Owners is entitled to rely on or enforce any representation, warranty or covenant contained herein.  The EQT Group members and Owners are intended third-party beneficiaries of this Agreement.

[Signature Pages Follow]

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

EQT:

EQT CORPORATION

By:	/s/ Steven T. Schlotterbeck

Name:	Steven T. Schlotterbeck

Title:	President and Chief Executive Officer

EQT Gathering:

EQT GATHERING, LLC

By:	/s/ Jeremiah J. Ashcroft III

Name:	Jeremiah J. Ashcroft III

Title:	President

Signature Page to the

Secondment Agreement

Equitrans:

EQUITRANS, L.P.

By:	Equitrans Services, LLC,
its general partner

	By:	Equitrans Investments, LLC,
its sole member

		By:	EQT Midstream Partners, LP,
its sole member

			By:	EQT Midstream Services, LLC,
its general Partner

				By:	/s/ Robert J. McNally

				Name:	Robert J. McNally

				Title:	Senior Vice President and Chief Financial Officer

Signature Page to the

Secondment Agreement

Partnership:

EQT MIDSTREAM PARTNERS, LP

By:	EQT Midstream Services, LLC
its general Partner

By:	/s/ Robert J. McNally

Name:	Robert J. McNally

Title:	Senior Vice President and Chief Financial Officer

General Partner:

EQT MIDSTREAM SERVICES, LLC

By:	/s/ Robert J. McNally

Name:	Robert J. McNally

Title:	Senior Vice President and Chief Financial Officer

Signature Page to the

Secondment Agreement